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                                                                   EXHIBIT 23.2

           Consent of Price Waterhouse LLP, Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 26, 1996, which appears on page 28 of the Identix Incorporated Annual Report on Form 10-K for the year ended June 30, 1996.


/s/ Price Waterhouse LLP
Price Waterhouse LLP

San Jose, California
July 1, 1997